As filed with the Securities and Exchange Commission on March 25, 2021

Registration No. 333-249783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

fuboTV Inc.

(Exact name of Registrant as specified in its charter)

Florida	4841	26-4330545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Gandler

Chief Executive Officer

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

(212) 672-0055

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Day, Esq. Megan J. Baier, Esq. Mark G.C. Bass, Esq. Wilson Sonsini Goodrich & Rosati, Professional Corporation 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800	Simone Nardi Chief Financial Officer Gina Sheldon, Esq. General Counsel fuboTV Inc. 1330 Avenue of the Americas New York, NY 10019 (212) 672-0055

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On October 30, 2020, fuboTV Inc. (the “Company”) filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission, Registration Number 333-249783, as amended by Amendment No. 1 to Form S-1 filed on December 10, 2020 (collectively the “Registration Statement”), to register the resale by the selling shareholders named in the Registration Statement of up to 68,608,139 shares of common stock of the Company (the “Common Stock”). The Registration Statement was declared effective on December 14, 2020.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that have not been sold pursuant to the Registration Statement as of the date hereof, as the Company does not have a contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company hereby amends the Registration Statement to remove from registration the shares of Common Stock covered by the Registration Statement which remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on the 25th day of March, 2021.

fuboTV Inc.

By:	/s/ David Gandler
David Gandler
Chief Executive Officer

Signature	Title	Date

/s/ David Gandler	Chief Executive Officer & Director (principal executive officer)
David Gandler		March 25, 2021

/s/ Simone Nardi	Chief Financial Officer (principal financial and accounting officer)
Simone Nardi		March 25, 2021

*	Executive Chairman & Director
Edgar Bronfman, Jr.		March 25, 2021

*	Director
Henry Ahn		March 25, 2021

*	Director
Daniel Leff		March 25, 2021

*	Director
Pär-Jörgen Pärson		March 25, 2021

*	Director
Ignacio Figueras		March 25, 2021

*	Director
Laura Onopchenko		March 25, 2021

*By:	/s/ Simone Nardi
Name:	Simone Nardi
Attorney-in-fact